SPECIAL POWER OF ATTORNEY

I, Douglas W. Stotlar, of 8400 Cedar Hills Drive, Dexter,
County of Washtenaw, State of Michigan, hereby appoint
Jennifer W. Pileggi, David L. Slate and Gary S. Cullen, individually, as my attorney-in-fact to act in my name, place and stead to do any and all of the following regarding my holding of or transactions in securities of CNF Inc., a Delaware corporation (the Company):
a)To prepare, based upon information provided by me, any or all of the below listed forms:
Form 3, Initial Statement of Beneficial Ownership of Securities; Form 4, Statement of Changes in Beneficial Ownership;
Form 5, Annual Statement of Changes in Beneficial Ownership; or Form 144, Notice of Proposed Sale of Securities.
b)To execute any or all Forms 3, 4, 5 or 144 on my behalf.
c)To file Forms 3, 4, 5 or 144 with the Securities and Exchange Commission, the New York Stock Exchange and the Company, in a timely manner and following proper filing procedures.
d)To take such other actions as necessary or desirable to ffectuate the foregoing.
The rights, powers and authority of my attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect beginning on the date of execution of this Special Power of Attorney and shall remain in full force and effect until the earlier to occur of the following: (1) such time as I revoke this Special Power of Attorney; (2) such time as I resign my directorship or office with the Company; or (3) as to each of the above-named attorney-in-fact, such time as such attorney-in-fact ceases to serve as an officer of the Company.

Date:12/14/04  /s/Douglas W. Stotlar

State of California)
                   ) ss.
County of Santa Clara)
On 12/14/2004 before me, Beth Pernerewski Notary Public, personally appeared Doulgas Stotlar, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed on the within instrument and acknowledged to me that he executed the same in his authorized capacity.
WITNESS my hand and official seal.

/s/ Beth Pernerewski, Notary Public